UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 14, 2026

Date of Report (date of earliest event reported)

MISSION PRODUCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2710 Camino Del Sol Oxnard, CA	93030
(Address of principal executive offices)	(Zip code)

(805) 981-3650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2026, Mission Produce, Inc., a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Parent, Calavo Growers, Inc., a California corporation (the “Company”), Cantaloupe Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub I”) and Cantaloupe Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub II”), pursuant to which, subject to the terms and conditions of the Merger Agreement, (a) Merger Sub I will merge with and into the Company, pursuant to the provisions of the California Corporations Code, as amended (the “CCC”) and the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with the Company as the surviving entity (the “Surviving Corporation” and such transaction the “First Merger”) and (b) immediately following the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II as the surviving entity (the “Surviving Company”), in accordance with the applicable provisions of the CCC, the DGCL and the Delaware Limited Liability Company Act, as amended (the “DLLCA”) (such merger, the “Second Merger” and together with the First Merger, the “Mergers”). All defined terms used in this summary of the Merger Agreement that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

The Mergers

Subject to the terms and conditions of the Merger Agreement, at the date and time the First Merger becomes effective (the “First Effective Time”), each share of common stock, par value $0.001 per share of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the First Effective Time will be converted into and thereafter represent the right to receive (i) a number of validly issued, fully paid and nonassessable shares of common stock, par value $0.001 per share, of Parent (the “Parent Shares”) equal to 0.9790 (the “Exchange Ratio”, and such shares the “Per Share Stock Consideration”), subject to the right to receive cash in lieu of fractional Parent Shares, if any, into which such shares of Company Common Stock have been converted (the “Fractional Share Consideration”) and (ii) $14.85 in cash without interest (the “Per Share Cash Consideration” and, together with the Per Share Stock Consideration and the Fractional Share Consideration, the “Merger Consideration”). The Mergers, taken together, are intended to be treated as a single integrated transaction that qualifies as a “reorganization” under Section 368(a) of the Internal Revenue Code. To support the intended U.S. federal income tax treatment, if the stock portion of the total consideration would otherwise be less than 43% of the total value, a corresponding portion of the cash consideration will instead be paid in additional shares of Parent common stock valued at an agreed share price, with cash paid in lieu of any resulting fractional shares.

Treatment of Restricted Stock Units and Option Awards

Company Options

As of the First Effective Time, each option to purchase Company Common Stock (“Company Options”) issued under the Company’s 2020 Equity Incentive Plan (the “Company 2020 EIP”) and 2011 Management Incentive Plan, in each case as amended or restated from time to time (the “Company Equity Plans”), whether or not vested or exercisable, that is outstanding immediately prior to the First Effective Time and that has not been validly exercised will automatically and without any action required by the holder become vested and exercisable in full and shall be cancelled as of the First Effective Time and each holder of a cancelled Company Option will be entitled to receive from Parent or the Surviving Company, with respect to the shares of Company Common Stock that would have been issuable upon the exercise of such Company Option, an amount in cash without interest (the “Option Consideration”) equal to the product of (x) the number of shares of Company Common Stock subject to the Company Option immediately prior to the First Effective Time and (y) the excess if any of (1) the sum of (i) an amount equal to the product of (a) the Exchange Ratio and (b) the volume weighted average price of the Parent Shares for the 30 consecutive trading days ending on the trading day immediately preceding the day on which the Mergers close, plus (ii) the Per Share Cash Consideration (such sum, the “Merger Consideration Value”) over (2) the exercise price per share of Company Common Stock applicable to the Company Option. If the Merger Consideration Value is less than or equal to the exercise price per share of a Company Option, the Company Option shall be cancelled and terminated for no consideration.

Company Restricted Stock Units

As of the First Effective Time, each restricted stock unit granted pursuant to a Company Equity Plan (“Company RSU”) that is outstanding immediately prior to the First Effective Time will automatically and without any action required by Parent, the Company, or the holder, vest in full (if unvested) and be cancelled as of the First Effective Time and each holder of a cancelled Company RSU will be entitled to receive from Parent or the Surviving Company, with respect to such shares of Company Common Stock, an amount in cash without interest (the “RSU Consideration”) equal to the product of (x) the number of shares of Company Common Stock subject to the Company RSU as immediately prior to the First Effective Time and (y) the Merger Consideration Value.

Company Deferred Restricted Stock Units

As of the First Effective Time, each Company RSU for which a deferral election has been made (“Company Deferred RSU”) will automatically and without any action required by Parent, the Company or the holder be cancelled as of the First Effective Time and each holder of a cancelled Company Deferred RSU will become entitled to receive from Parent or the Surviving Company, with respect to shares of Company Common Stock subject to such cancelled Company Deferred RSU, an amount in cash without interest (the “Deferred RSU Consideration”) equal to the product of (x) the number of shares of Company Common Stock subject to such Company Deferred RSU as of immediately prior to the First Effective Time and (y) the Merger Consideration Value. Prior to the closing of the Mergers and in accordance with Section 409A of the Internal Revenue Code of 1986, as amended and the regulations thereunder, each Company Deferred RSU will be vested in full and terminated by irrevocable action of the Company Board in return for the consideration specified in the Merger Agreement.

Certain Governance Matters

As of the First Effective Time, Parent shall cause one (1) director mutually agreeable to Parent and the Company to be appointed as a director of the board of directors of Parent (the “Parent Board”) as a director in the class of directors with the longest remaining term as of the First Effective Time, who shall be a member of the board of directors of Company (the “Company Board”) as of immediately prior to the First Effective Time and shall qualify as an “independent director” under the listing standards of Nasdaq and the applicable rules of the Securities Exchange Commission (the “SEC”).

Conditions to the Merger

Completion of the Mergers is subject to the mutual satisfaction or waiver of certain conditions, including (i) approval of the Merger Agreement and issuance of Parent shares in the First Merger (the “Parent Share Issuance”) by the requisite vote of the shareholders and stockholders of Parent and the Company, respectively; (ii) (a) the expiration or termination of any waiting period or attainment of any clearance applicable to the consummation of the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any commitment to, or agreement with, any governmental authority to delay the consummation of, or not to consummate before a certain date, the Mergers and (b) any other applicable antitrust and foreign investment laws shall have expired, been terminated or been obtained; (iii) the absence of any law or order prohibiting the consummation of the Mergers; (iv) authorization for listing on Nasdaq of the Parent Shares to be issued in the First Merger and such other Parent Shares to be reserved for issuance in connection with the First Merger, subject to official notice of issuance; and (v) effectiveness of the Registration Statement on Form S-4 (such Form S-4, and any amendments or supplements thereto, the “Form S-4”) under the Securities Act of 1933, as amended (“Securities Act”), for the Parent Shares to be issued in the First Merger. Each party’s obligation to complete the Mergers is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, (iii) receipt by such party of a certificate duly executed by a senior executive officer certifying to the effect that certain conditions set forth in the Merger Agreement have been satisfied, and (iv) receipt of a written opinion of the party’s counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes the Mergers, taken together, will qualify for the intended tax treatment.

Representations, Warranties and Covenants

The Merger Agreement contains mutual customary representations and warranties of Parent and the Company relating to their respective businesses and public filings. The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of Parent and the Company to conduct their businesses in the ordinary course of business consistent with past practice and to refrain from taking certain specified actions without the consent of the other party.

Parent and the Company have also agreed to customary non-solicitation obligations of the Company related to soliciting or engaging in any discussions, communications or negotiations regarding Competing Proposals (as defined in the Merger Agreement) and the Company Board to withdraw, withhold, qualify or modify its recommendation that the stockholders vote in favor of the Merger Agreement and First Merger (the “Company Board Recommendation”).

Parent has also agreed to restrictions on the ability of the Parent Board to withdraw, withhold, qualify or modify its recommendation that the stockholders vote in favor of the Parent Share Issuance (the “Parent Board Recommendation”).

Termination

The Merger Agreement contains provisions granting each of Parent and the Company the right to terminate the Merger Agreement by mutual written consent, or by either Parent or the Company, under specified circumstances, including: (i) if the First Merger is not completed on or before July 14, 2026 (the “Termination Date”) (which date may be extended if the failure to close is due solely to any law or order under applicable antitrust law, for up to two periods, each of 90 days, in Parent’s sole discretion and upon written notice to the Company), subject to certain terms and conditions set forth in the Merger Agreement; (ii) if prior to the First Effective Time any governmental authority has enacted, issued, promulgated, enforced or entered any law, order or taken any other action permanently restraining, enjoining, rendering illegal or otherwise prohibiting the transactions contemplated by the Merger Agreement; (iii) if either party fails to obtain the requisite stockholder approval at a stockholder’s meeting duly convened or any adjournment or postponement thereof; (iv) if the other party has breached or failed to perform its representations, warranties, covenants or other agreements set forth in the Merger Agreement which breach or failure to perform would give rise to the failure of certain conditions under the Merger Agreement and is not capable of being cured or is not cured before the earlier of the Termination Date or 30 calendar days following delivery of written notice by the other party; (v) if the other party’s board of directors has failed to include the requisite board recommendation in the Joint Proxy Statement/Prospectus (as defined below); or (vi) if the other party materially breaches its non-solicitation obligations or restrictions on the party’s board of directors from changing its recommendation to the stockholders, as applicable. In addition, the Company may terminate the Merger Agreement if, prior to receipt of the requisite stockholder approval by the Company, the Company Board (or a committee thereof) shall have determined to terminate the Merger Agreement in order to concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement).

The Company will be required to pay Parent a termination fee of approximately $12.87 million (the “Termination Fee”) if the Merger Agreement is terminated as follows: (i) if the Merger Agreement is terminated (x) by either the Company or Parent upon the Company not having achieved the requisite stockholder approval at a time when the Merger Agreement was terminable by Parent when it was entitled to do so due to a change in the Company Board Recommendation, or (y) by Parent due to a change in the Company Board Recommendation or the Company having materially breached the non-solicit obligations related to soliciting or engaging in any discussions or negotiations regarding Competing Proposals; (ii) if the Merger Agreement is terminated by the Company because prior to obtaining the requisite stockholder approval the Company Board determined to terminate the Merger Agreement in order to concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal; provided, the Company has complied with its non-solicitation obligations and pays the Termination Fee concurrently or prior to such termination; or (iii) if (x) the Merger Agreement is terminated (a) by Parent or the Company for failure of the Company to obtain the requisite stockholder approval, (b) by Parent for failure by the Company to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform is not capable of being cured or is not cured on or before the earlier of the Termination Date and within the 30 calendar days following delivery of notice or (c) because the First Merger is not completed by the Termination Date, subject to any extensions in accordance with the terms of the Merger Agreement; (y) in any such case a Competing Proposal shall have been publicly announced or, in the case of a termination pursuant to clause (ii)

or (iii) above, otherwise communicated to the Company Board (and in each case not withdrawn) after the date of the Merger Agreement and prior to the date of meeting of the Company’s shareholders, in the case of clause (i) above, or the date of termination, in the case of clauses (ii) and (iii) above; and (z) if within twelve (12) months after the date of such termination, a transaction in respect of such Competing Proposal is consummated or the Company enters into a definitive agreement in respect of such Competing Proposal which is ultimately consummated.

Parent will be required to pay the Company a reverse termination fee of approximately $15.02 million if the Merger Agreement is terminated as follows: if the Merger Agreement is terminated because (a) the First Merger is not completed by the Termination Date, subject to any extensions in accordance with the terms of the Merger Agreement, or (b) any governmental authority has enacted, issued, promulgated, enforced or entered any law or order or taken any other action permanently restraining, enjoining, rendering illegal or otherwise prohibiting the transactions contemplated by the Merger Agreement and all other conditions to closing are satisfied or waived. Parent will be required to pay the Company a reverse termination fee of $[__] if the Merger Agreement is terminated by (a) either the Company or Parent for failure of Parent to obtain the requisite stockholder approval at a time when the Merger Agreement is terminable by the Company for a change in the Parent Board Recommendation, or (b) by the Company due to a change in the Parent Board Recommendation.

General

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement has been included to provide security holders and investors with information regarding its terms. It is not intended to provide any other factual information about Parent, the Company, or any other person. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders and investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent or the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Parent’s or the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure.

Investor Presentation

In connection with the announcement of the Merger Agreement, Parent and the Company intend to provide supplemental information regarding the proposed transaction in connection with a presentation to analysts and investors. A copy of the investor presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Press Release

On January 14, 2026, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth in such filing.

FORWARD-LOOKING STATEMENTS

This communication contains certain “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would” and similar expressions. Forward-looking statements are not statements of historical fact and reflect Parent’s and the Company’s current views about future events. Such forward-looking statements include, without limitation, statements about the benefits of the proposed transaction involving Parent and the Company, including future financial and operating results, Parent’s and the Company’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the proposed transaction, and other statements that are not historical facts, including the combined company’s ability to create an advanced marketing and sales platform, the combined company’s ability to accelerate innovation and enhance efficiency through the transaction, and the combined company’s plan on future stockholder returns. No assurances can be given that the forward-looking statements contained in this communication will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the ability to obtain the requisite Parent and Company stockholder approvals; the risk that Parent or the Company may be unable to obtain governmental and regulatory approvals required for the proposed transaction (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the risk that an event, change or other circumstance could give rise to the termination of the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk of delays in completing the proposed transaction; the risk that the businesses will not be integrated successfully or that the integration will be more costly or difficult than expected; the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; the risk that any announcement relating to the proposed transaction could have adverse effects on the market price of Parent’s or Company’s common stock; the risk of litigation related to the proposed transaction; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the diversion of management time from ongoing business operations and opportunities as a result of the proposed transaction; the risk of adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; adverse economic conditions; reductions in spending from Parent or Company clients, a slowdown in payments by such clients; risks related to each company’s ability to attract new clients and retain existing clients; changes in client advertising, marketing, and corporate communications requirements; failure to manage potential conflicts of interest between or among clients of each company; unanticipated changes related to competitive factors in the fresh foods or packaged foods industries; unanticipated changes to, or any inability to hire and retain key personnel at either company; currency exchange rate fluctuations; reliance on information technology systems and risks related to cybersecurity incidents; changes in legislation or governmental regulations; risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; risks related to international operations; risks related to environmental, social, and governance goals and initiatives; and other risks inherent in Parent’s and the Company’s businesses.

All such factors are difficult to predict, are beyond Parent’s and the Company’s control, and are subject to additional risks and uncertainties, including those detailed in Parent’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on Parent’s website at https://investors.missionproduce.com/financial-information/sec-filings and on the SEC’s website at http://www.sec.gov, and those detailed in the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on the Company’s website at https://ir.calavo.com/financial-information/sec-filings and on the SEC’s website at http://www.sec.gov. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Neither Parent nor the Company undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

NO OFFER OR SOLICITATION

This communication is not intended to be, and shall not constitute, an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Parent and the Company intend to file a joint proxy statement with the SEC and the Company intends to file with the SEC a registration statement on Form S-4 that will include the joint proxy statement of Parent and the Company and that will also constitute a prospectus (the “Joint Proxy Statement/Prospectus”). Each of Parent and the Company may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the Joint Proxy Statement/Prospectus or registration statement or any other document that Parent or the Company may file with the SEC. The definitive Joint Proxy Statement/Prospectus (if and when available) will be mailed to stockholders of Parent and the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, COMPANY AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and Joint Proxy Statement/Prospectus (if and when available) and other documents containing important information about Parent, the Company and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the Form S-4 and Joint Proxy Statement/Prospectus (if and when available) and other documents filed with the SEC by Parent may be obtained free of charge on Parent’s website at https://investors.missionproduce.com/financial-information/sec-filings or, alternatively, by directing a request by mail to Parent’s Corporate Secretary at Parent Attention: Corporate Secretary, Mission Produce, Inc. 2710 Camino Del Sol, Oxnard, CA 93030. Copies of the registration statement and Joint Proxy Statement/Prospectus (if and when available) and other documents filed with the SEC by the Company may be obtained free of charge on the Company’s website at https://ir.calavo.com/financial-information/sec-filings or, alternatively, by directing a request by mail to the Company’s Corporate Secretary at Company Attention: Corporate Secretary, Calavo Growers, Inc., 1141A Cummings Road, Santa Paula, CA 93060.

PARTICIPANTS IN THE SOLICITATION

Parent, the Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Parent, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Parent’s annual report on Form 10-K for the year ended October 31, 2025, and proxy statement for Parent’s 2025 Annual Meeting of Stockholders, which was filed with the SEC on February 25, 2025, including under the headings and subheadings “2024 Director Composition,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent holdings of Parent Shares by the directors and executive officers of Parent have changed from the amounts reflected therein, such changes have been or will be reflected on Forms 3, Forms 4 or Forms 5, subsequently filed by Parent’s directors and executive officers with the SEC. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Company’s annual report on Form 10-K for the year ended October 31, 2024, including under the heading “ Directors, Executive Officers, and Corporate Governance;” proxy statement for the Company’s 2025 Annual Meeting of Stockholders, which was filed with the SEC on February 28, 2025, including under the headings and subheadings “Executive Compensation,” “Proposal No. 1 Election Board of Directors,” and “Common Stock Ownership Information of Certain Beneficial Owners and Managers;” and Item 5.02 of the Company’s current reports on Form 8-K filed on

November 13, 2025, November 25, 2025, and December 12, 2025. To the extent holdings of Company Common Stock by the directors and executive officers of the Company have changed from the amounts reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), subsequently filed by the Company’s directors and executive officers with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the registration statement and Joint Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from Parent or the Company using the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 14, 2026, by and among Parent, Merger Sub I, Merger Sub II and the Company.

99.1	Investor Presentation.

99.2	Joint Press Release dated January 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.

Date: January 14, 2026	By:	/s/ Stephen J. Barnard
Stephen J. Barnard
Chief Executive Officer